Exhibit 99.1

CONTACTS:
Rick D. Puckett, EVP and CFO (704) 557-8021
Russell G. Allen, Director — Planning & IR (704) 557-8219

FOR IMMEDIATE RELEASE
LANCE ANNOUNCES RESULTS FROM ANNUAL MEETING OF STOCKHOLDERS
CHARLOTTE, NC, April 28, 2006 — Lance, Inc. (Nasdaq: LNCE) today announced the results from its Annual Meeting of Stockholders held on April 27, 2006 at the Ballantyne Resort, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina. The stockholders approved the two matters to come before the meeting.
The following nominees were elected to the Board of Directors to serve until the Annual Meeting of Stockholders in 2009:
•	Jeffrey A. Atkins, Chief Financial Officer of ACH Food Companies, Inc.;

•	J.P. Bolduc, Chairman and Chief Executive Officer of JPB Enterprises, Inc.;

•	William R. Holland, a member of the Board of Directors since 1993 and a private investor; and

•	Isaiah Tidwell, a member of the Board of Directors since 1995 and a private investor.
The Board of Directors is currently comprised of ten members, each of whom serve for three year terms.
The stockholders ratified the selection of KPMG LLP as independent public accountants for the fiscal year 2006.
About Lance, Inc.
Lance, Inc. manufactures and markets snack foods throughout much of the United States and portions of Canada.
This news release contains statements which may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future earnings and results which are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ, including price competition, industry consolidation, raw material costs, food industry factors, effectiveness of sales and marketing activities, interest rate, foreign exchange rate, and credit risks, acquisition integration and divestitures are discussed in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission.